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Exhibit (11)
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                                           COMPUTATION OF PER SHARE EARNINGS
                                             LIQUI-BOX CORPORATION

                                                   Fifty-two              Fifty-two             Fifty-two
                                                  Weeks Ended            Weeks Ended           Weeks Ended
                                               December 27, 1992      December 29, 1991     December 30, 1990
                                            -----------------------------------------------------------------
Primary:

Weighted average number of
  common shares outstanding                         5,959,962              6,223,395              6,327,969

Net effect of dilutive stock options--
  based on treasury stock method
  using average market price                          167,612                173,917                146,659
                                                  -----------            -----------            -----------


Weighted average common and
  common equivalent shares                          6,127,574              6,397,312              6,474,628
                                                  ===========            ===========            ===========


Net Income                                        $14,519,000            $12,085,000            $13,327,000

Earnings per common and
  common equivalent share                         $      2.37            $      1.89            $      2.06
                                                  ===========            ===========            ===========

Fully Diluted:

Weighted average number of
  common shares outstanding                         5,959,962              6,223,395              6,327,969

Net effect of dilutive stock options--
  based on treasury stock method
  using the year-end market price,
  if higher than average market price                 175,776                173,917                146,659
                                                  -----------            -----------            -----------


Fully diluted shares                                6,135,738              6,397,312              6,474,628
                                                  ===========            ===========            ===========


Net Income                                        $14,519,000            $12,085,000            $13,327,000

Earnings per common and
  common equivalent share                         $      2.37            $      1.89            $      2.06
                                                  ===========            ===========            ===========

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